Total Return Securities Fund N-2

Exhibit (b)

AMENDED AND

RESTATED BY-LAWS

OF

THE SWISS HELVETIA FUND, INC.

As of June 10, 2020

ARTICLE I

Stockholders

SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place, if any, within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

SECTION 2. Special Meetings. Except as otherwise provided in the Certificate of Incorporation, a special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors, the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of stockholders holding together at least twenty five percent of the number of shares of stock outstanding and entitled to vote at such meeting. Any special meeting of the stockholders shall be held on such date, at such time and at such place, if any, within or without the State of Delaware as the Board of Directors or the officer calling the meeting may designate. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

SECTION 3. Notice of Meetings. Except as otherwise provided in these By-Laws or by law, a notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

SECTION 4. Quorum. At any meeting of the stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation or by these By-Laws, in which case the representation of the number of shares so required shall constitute a quorum; provided that at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Certificate of Incorporation or by these By-Laws.

SECTION 5. Adjourned Meetings. Whether or not a quorum shall be present in person or represented at any meeting of the stockholders, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or represented by proxy and entitled to vote at such meeting. Any annual or special meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place and notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. If after the adjournment a new record date for determining the stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of the stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

SECTION 6. Organization. The Chairman of the Board or, in his absence, the President shall call all meetings of the stockholders to order, and shall act as Chairman of such meetings. In the absence of the Chairman of the Board and the President, the Board of Directors shall designate a Chairman, and in the absence of such designation, a Chairman shall be chosen by the holders of a majority in voting power of the shares of stock of the Corporation in person or represented by proxy and entitled to vote at such meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the Chairman of the meeting.

The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting. The Corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten days before the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open for the ten days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who the stockholders entitled to examine the list of stockholders required by this Section 6 or to vote in person or by proxy at any meeting of stockholders.

SECTION 7. Voting. Except as otherwise provided in the Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Except as otherwise provided in the Certificate of Incorporation or by law, voting at meetings of stockholders need not be by ballot. Except as otherwise provided by law or by the Certificate of Incorporation, Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election and, whenever any corporate action is to be taken, other than the election of Directors and except as otherwise provided by the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.

Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

SECTION 8. Inspectors. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be officers of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall: (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share; (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

SECTION 9. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to (i) its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (ii) its principal place of business, or (iii) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt required. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the first date on which a written consent is delivered in the manner required by this Section 9 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to (i) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (ii) its principal place of business, or (iii) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 9.

SECTION 10. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a)          The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of Directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 10.

(b)          For any matter to be properly brought before any annual meeting of stockholders, the matter must be: (i) specified in the notice of annual meeting given by or at the direction of the Corporation (or any supplement thereto); (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or any committee thereof; or (iii) brought before the annual meeting in the manner specified in this Section 10(b) by a stockholder of record entitled to vote at the annual meeting. In addition to any other requirements under applicable law and the Certificate of Incorporation and By-Laws of the Corporation, persons nominated by stockholders of record for election as Directors of the Corporation and any other proposals by stockholders of record shall be properly brought before the meeting only if notice in the manner contemplated hereby of any such matter to be presented by a stockholder at such meeting of stockholders (the “Stockholder Notice”) shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than ninety (90) nor more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such Stockholder Notice must be given in the manner provided herein by the later of the close of business on (i) the date ninety (90) days prior to such Other Annual Meeting Date or (ii) the tenth (10th) day following the date such Other Annual Meeting Date is first publicly announced or disclosed. Any stockholder of record seeking to nominate any person or persons (as the case may be) for election as a Director or Directors of the Corporation shall deliver, as part of such Stockholder Notice: (i) a statement in writing setting forth (A) the name of the person or persons to be nominated, (B) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such nominee(s), the dates(s) such shares were acquired, (C) the information regarding each such person required by paragraph (b) of Item 22 of Rule 14a-101 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), (D) whether such stockholder believes any nominee will be an “interested person” of the Corporation (as defined in the Investment Company Act of 1940, as amended, the “1940 Act”) and, if not an “interested person” of the Corporation, information regarding each nominee that will be sufficient for the Corporation to make such determination, (E) a representation whether the stockholder intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of such nomination, (F) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder,; and (ii) each such person’s signed consent to serve as a Director of the Corporation if elected and such stockholder’s name and address. The Corporation may also require any proposed nominee to furnish such other information, including completion of the Corporation’s Directors questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a member of the Audit Committee of the Board of Directors under the various rules and standards applicable to the Corporation. Any stockholder who gives a Stockholder Notice of any matter proposed to be brought before the meeting (not involving nominees for Director) shall deliver, as part of such Stockholder Notice: (i) the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder; (ii) if applicable, any material interest of such stockholder in the matter proposed (other than as a stockholder); and (iii) a representation whether the stockholder intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the proposal with respect to which the proxy statement is being distributed and/or (2) otherwise solicit proxies from stockholders in support of such proposal. As used herein, shares “beneficially owned” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act. If a stockholder of record is entitled to vote only for a specific class or category of Directors at a meeting (annual or special), such stockholder’s right to nominate one or more individuals for election as a Director at the meeting shall be limited to such class or category of Directors.

Notwithstanding anything in this Section 10(b) to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 10(b) and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 10(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the date on which such public announcement is first made by the Corporation.

(c)          Except as provided in the immediately following sentence, only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, not at the request of any stockholders acting pursuant to Section 2 of Article I hereof, any stockholder of record entitled to vote at the special meeting may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder Notice required by Section 10(b) hereof shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting and either the names of the nominees proposed by the Board of Directors to be elected at such meeting or the number of Directors to be elected is publicly announced or disclosed.

(d)          For purposes of this Section 10, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(e)          Notwithstanding anything to the contrary contained in this Section 10, in no event shall the adjournment or postponement of an annual meeting or special meeting, or any announcement thereof, commence a new period for giving of notice as provided in this Section 10. This Section 10 shall not apply to stockholder proposals made pursuant to Rule 14a-8 under the Exchange Act.

(f)           The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 10 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

SECTION 11. Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

Board of Directors

SECTION 1. Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of Directors of the Corporation shall be fixed from time to time only by resolution of the Board of Directors of the Corporation. At least 40% of the Directors shall be persons who are not interested persons of the Corporation as defined in the 1940 Act. Each Director shall, hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

SECTION 2. Chairman of the Board. The Directors shall elect a Chairman of the Board (who may be an officer of the Corporation) who shall at all times be a Director who is not an “interested person” (as defined in the 1940 Act) of the Corporation’s investment advisor. The Chairman of the Board shall, subject to the control of the Board of Directors, preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors. The Chairman of the Board shall be elected by the Directors annually to hold office until his or her successor shall have been duly elected and qualified, or until his or her death, resignation or removal, as herein provided. A vacancy in the office of Chairman of the Board, either arising from death, resignation or removal or any other cause, may be filled for the unexpired portion of the term of office which shall be vacant by the Board of Directors.

SECTION 3. Resignation and Removal of the Chairman. The Chairman of the Board may resign at any time by giving written notice of resignation to the Directors. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Chairman of the Board also may be removed by the Directors with or without cause at any time.

SECTION 4. Removal, Resignation, Vacancies and Newly Created Directorships. Upon the vote of the stockholders of at least three-quarters of the outstanding shares entitled to vote thereon, the stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove, only for cause until the 2020 annual meeting of stockholders and, with or without cause after such meeting, any Director; provided that whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such Director may be removed only for cause by the vote of the holders of at least three-quarters of the outstanding shares of that class of stock voting separately as a class. Any Director may resign at any time upon notice to the Corporation. Unless otherwise by law or the Certificate of Incorporation, any vacancy occurring in the Board of Directors for any cause may be filled only by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each Director so elected shall hold office until the expiration of the term of the Director whom he or she has replaced or until his or her successor is elected and qualified. Unless otherwise provided by law or the Certificate of Incorporation, any newly created directorship shall be filled by the Board of Directors.

SECTION 5. Place of Meeting. The Board of Directors may hold its meetings in such place or places, if any, in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine.

SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, if any, as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five days before the first meeting held in pursuance thereof.

SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board, the President or by any two of the Directors then in office.

Notice of the day, hour and place, if any, of holding of each special meeting shall be given by mailing the same at least five days before the meeting or by causing the same to be transmitted by electronic transmission at least two days before the meeting to each Director.

SECTION 8. Quorum; Voting. A majority of the members of the Board of Directors in office (but in no case less than one-third of the total number of Directors nor less than two Directors) shall constitute a quorum for the transaction of business and the vote of the majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time. Each Director, including the Chairman of the Board, shall have one vote.

SECTION 9. Organization. The Chairman of the Board or, in his absence, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. In the absence of the Chairman of the Board and the President, a Chairman shall be elected from the Directors present by the vote of a majority of the Directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the Directors; but in the absence of the Secretary, the person presiding at the meeting may appoint any person to act as Secretary of the meeting.

SECTION 10. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by resolution passed by a majority of the whole Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these By-Laws; and unless such resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 11. Audit Committee. There shall be an Audit Committee of three or more Directors who are not “interested persons” of the Corporation (as defined in the 1940 Act) appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Committee’s duties shall include reviewing both the audit and other work of the Corporation’s independent accountants, recommending to the Board of Directors the independent accountants to be retained and the filing with the Securities and Exchange Commission of the Corporation’s audited financial statements and reviewing generally the maintenance and safekeeping of the Corporation’s records and documents.

SECTION 12. Conference Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, the members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting (except to the extent not consistent with or permitted by the 1940 Act).

SECTION 13. Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee, as the case may be.

SECTION 14. Compensation of Directors. No Director shall receive any stated salary or fees from the Corporation for his services as such if such Director is, otherwise than by reason of being such Director, an interested person (as such term is defined by the 1940 Act) of the Corporation’s investment advisor, administrator or principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

ARTICLE III

Officers

SECTION 1. Officers. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 7 of this Article III. The President, the Secretary and the Chief Financial Officer shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Any number of offices may be held by the same person.

All officers, agents and employees shall be subject to removal, with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office or as provided by the Certificate of Incorporation. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

Any vacancy caused by the death of any officer, his resignation, his removal, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

In addition to the powers and duties of the officers of the Corporation as set forth in these By-Laws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors. At the time of election of officers by the Board of Directors, the Board shall designate one such officer as the chief executive officer and one such officer as the chief operating officer of the Corporation. The chief executive officer of the Corporation, subject to the control of the Board of Directors, shall have general charge and control of all of its business and affairs. The chief operating officer of the Corporation, subject to the control of the Board of Directors, shall have general charge and control of all its operations.

SECTION 2. Powers and Duties of the President. The President, subject to the control of the Board of Directors, shall, in the absence of the Chairman of the Board and the Vice Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors, and shall have such other powers and perform such other duties as may from time to time be assigned to him by these By-Laws, the Board of Directors, or the Chairman of the Board.

SECTION 3. Powers and Duties of the Secretary. The Secretary (or his or her delegate) shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation; he shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors or the President shall authorize and direct; he shall have charge of the stock certificate books, transfer books, and stock ledgers and such other books and papers as the Board of Directors or the President shall direct, all of which (including, for the avoidance of doubt, minutes of meetings) shall at all reasonable times be open to the examination of and copying by any Director upon request at the office of the Corporation during business hours; and he shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these By-Laws, the Board of Directors, the Chairman of the Board, or the President.

SECTION 4. Powers and Duties of the Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation. He shall manage the financial affairs of the Corporation and direct the activities of any other officers responsible for the Corporation’s finances. He shall be responsible for all internal and external financial reporting and he shall, at all reasonable times, exhibit his books and accounts to any Director of the Corporation upon request at the office of the Corporation during business hours. The Chief Financial Officer shall have custody of all moneys and securities of the Corporation and shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. Unless otherwise provided by law or the Board of Directors, he may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds, and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors, the President or by these Bylaws.

SECTION 5. Additional Officers. The Board of Directors may from time to time elect such other officers (who may, but need not, be Directors), including an Executive Vice President, Vice President, Controller, Treasurer, Assistant Treasurer, Assistant Secretaries and Assistant Controllers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President.

The Board of Directors may from time to time by resolution delegate to the Treasurer or any Assistant Treasurer any of the powers or duties assigned herein to the Chief Financial Officer and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

SECTION 6. Bonding of Officers and Employees. The Corporation shall furnish a bond covering each officer and employee of the Corporation in such penalties and with such conditions and security as is required by Rule 17g-1 of the 1940 Act. No other bond will be furnished unless the Board shall so require.

SECTION 7. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, or the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meetings shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

SECTION 8. Compensation of Officers. The officers of the Corporation, including any officer that is also a Director of the Corporation, shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

ARTICLE IV

Stock; Seal; Fiscal Year

SECTION 1. Certificates For Shares of Stock. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to this Corporation. All shares of stock represented by certificates shall be signed by any two authorized officers of the Corporation, including, without limitation, the President or a Vice President, the Secretary or an Assistant Secretary, or the Chief Financial Officer, certifying the number of shares owned by such holder in the Corporation. Any or all the signatures on a certificate may be a facsimile.

In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

All certificates representing shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby (or registered in uncertificated form) with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be cancelled, and, where the shares are to be represented by certificates, no new certificates shall be issued until former certificates for the same number of shares have been surrendered and cancelled.

SECTION 2. Lost, Stolen or Destroyed Certificates. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he shall file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed with respect to shares of stock which remain represented by certificates (or make such notations on the Corporation’s books and records, as appropriate, with respect to shares of stock which are no longer represented by certificates). Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

SECTION 3. Transfer of Shares. Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law), except as provided in the preceding section.

SECTION 4. Regulations. To the fullest extent permitted by law, the Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation or uncertificated shares.

SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determining the stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier record date as that fixed for determining the stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

SECTION 6. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

Subject to the provisions of the Certificate of Incorporation any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine, provided that such date shall not be more than 60 days following the record date for determining the stockholders entitled to receive the payment of such dividend.

SECTION 7. No Preemptive Rights. Shares of stock shall not possess preemptive rights to purchase additional shares of stock when offered.

SECTION 8. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board or the President.

SECTION 9. Fiscal Year. The fiscal year of the Corporation shall be the calendar year or such other fiscal year as the Board of Directors from time to time, by resolution, shall determine.

ARTICLE V

Miscellaneous Provisions

SECTION 1. Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances notes or other obligations or orders for the payment of money shall be signed by at least two (2) officers of the Corporation or by a greater number of officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.

Checks, drafts, bills of exchange, acceptances notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depositary by the Chief Financial Officer, or otherwise as the Board of Directors may from time to time, by resolution, determine.

SECTION 2. Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

SECTION 3. Waivers of Notice. Whenever any notice is required to be given by law, by the Certificate of Incorporation or by these By-Laws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in a waiver of notice.

SECTION 4. Offices Outside of Delaware. Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors or the President.

SECTION 5. Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or is or was serving, at the request of the Corporation, as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (each, a “Covered Person”). Notwithstanding the preceding sentence, except as otherwise provided in Section 7 of this Article V, the Corporation shall not be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced or initiated by such Covered Person (which shall not include counterclaims or crossclaims initiated by others) unless the Board of Directors of the Corporation has, by resolution, authorized or consented in the specific case to such proceeding (or part thereof). No amendment of this Article V shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

SECTION 6. Advancement of Expenses. The Corporation shall, to the full extent authorized by law, advance expenses incurred by a Covered Person in defending any action, suit or proceeding to which such Covered Person has been made or threatened to be made a party, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a Covered Person; provided, however, that such payment of expenses in advance of the final disposition of the proceeding shall be made only upon the receipt of an undertaking of repayment of advanced expenses by the person seeking advancement.

SECTION 7. Claims. If a claim for indemnification under this Article V (following the final disposition of such proceeding) is not paid in full within sixty days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article V is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 8. Accountant.

(a)          The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant’s certificates and reports shall be addressed both to the Board of Directors and to the stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any Stockholders’ meeting called for that purpose.

(b)          A majority of the members of the Board of Directors who are not “interested persons” (as defined in the 1940 Act) of the Corporation shall select the Accountant at any meeting held within 60 days before or after the annual Stockholders’ meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual Stockholders’ meeting. If such meeting shall reject such selection, the Accountant shall be selected by majority vote of the Corporation’s outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of Stockholders called for that purpose.

(c)          Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not “interested persons” (as defined in the 1940 Act).

ARTICLE VI

Custodian

SECTION 1. The Corporation shall have as custodian or custodians (including any sub-custodian) one or more trust companies or banks of good standing which shall conform to the requirements of Section 17(f) of the 1940 Act and the rules promulgated thereunder. To the extent required by the 1940 Act and the rules promulgated thereunder, the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians (and any sub-custodian), provided such custodian or custodians (and any sub-custodian) can be found ready and willing to act.

SECTION 2. The Corporation shall upon the resignation, change or inability to serve of its custodian (and any sub-custodian): (i) in case of such resignation or inability to serve, use its best efforts to obtain a successor custodian; (ii) require that the cash and securities owned by the Corporation be delivered directly to the successor custodian; and (iii) in the event that no successor custodian can be found, submit to the stockholders before permitting delivery of the cash and securities owned by the Corporation, other than to a successor custodian, the question whether or not this Corporation shall be liquidated or shall function without a custodian.

ARTICLE VII

Amendments

These By-Laws and any amendment thereof may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board. These By-Laws and any amendment thereof, including the By-Laws adopted by the Board of Directors, may also be altered, amended or repealed and other By-Laws may be adopted by the affirmative vote of the holders of at least a majority of the total outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting.

ARTICLE VIII

Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or stockholder of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

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